UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21898	46-0408024
(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On April 25, 2007, Arrowhead Research Corporation (“Arrowhead”) filed a Form 8-K describing the acquisition of Carbon Nanotechnologies, Inc., a Delaware corporation (“CNI”) by Unidym, Inc., a Delaware corporation and majority-owned subsidiary of Arrowhead (“Unidym”) which was completed on April 20, 2007. Arrowhead hereby amends such Form 8-K to provide certain financial statements required by Item 9.01 of Form 8-K with respect to CNI and pro forma condensed combined financial information with respect to Unidym’s acquisition of CNI.

(a)	Financial Statements of the Business Acquired.

The audited financial statements for CNI as of December 31, 2006, together with a report of independent registered public accounting firm are hereby filed as part of this Report on Form 8-K/A and are included in Exhibit 99.1.

(b)	Pro Forma Financial Information.

a) Unaudited pro forma condensed combined balance sheet as of March 31, 2007.

b) Unaudited pro forma condensed combined statements of operations for the years ended September 30, 2006 and December 31, 2006.

c) Unaudited pro forma condensed combined statements of operations for the first quarters ended December 31, 2006 and March 31, 2007.

d) Notes to unaudited pro forma condensed combined financial statements.

(d)	Exhibits.

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Independent Registered Public Accounting Firm’s Report and Carbon Nanotechnologies, Inc. Audited Financial Statements

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Arrowhead Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION

June 28, 2007	By:	/s/ Joseph T. Kingsley
	Name:	Joseph T. Kingsley
	Title:	President & Chief Financial Officer